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                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-A

               For Registration of Certain Classes of Securities
                  Pursuant to Section 12(b) or 12(g) of the
                       Securities Exchange Act of 1934


                       THE ULTIMATE SOFTWARE GROUP, INC.
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              (Exact name of registrant as specified in its Charter)

        Delaware                                    65-0694077
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  (State of incorporation                        (I.R.S. Employer
     or organization)                            Identification No.)

     3111 Striling Road
     Ft. Lauderdale, FL                                 33312
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   (Address of principal                              (Zip Code)
     executive offices)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-47881 (if applicable).
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so         Name of each exchange on which
registered                           each class is to be registered
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None                                 None

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.01 par value per share
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                              (Title of Class)


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Item 1.     Description of Registrant's Securities to be Registered.
            --------------------------------------------------------

            A complete description of the Common Stock, $0.01 par value per share, of The Ultimate Software Group, Inc. (the "Registrant") which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the Registration Statement on Form S-1 (File No. 333-47881) filed by the Registrant with the Securities and Exchange Commission (the "Registration Statement"). Such description is hereby incorporated by reference.

Item 2.     Exhibits.
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            The following exhibits are filed herewith (or incorporated by reference as indicated below):

Exhibit
Number                           Description
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  1        Certificate of Incorporation*

  2        Bylaws*

  3        Form of Certificate for the Common Stock, par value $.01 per share*

  4 Shareholders Rights Agreement, dated June 6, 1997, among the Company and certain stockholders named therein.*

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*    Filed as an exhibit to the Company's Registration Statement on Form S-1,
     Registration No. 333-47881, and incorporated herein by reference.


                                   2


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                                SIGNATURE
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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                 THE ULTIMATE SOFTWARE GROUP, INC.


                                 By: /s/ Scott Scherr
                                     ---------------------------------------
                                 Name:  Scott Scherr
                                 Title: Chairman of the Board of Directors,
                                          President and Chief Executive Officer


Date: May 26, 1998